FOR RELEASE January 27, 2010

Contact: Integrated Corporate Relations

Ashley M. Ammon

(646) 277-1200

Chindex International to Report Third Quarter Fiscal Year 2010 Financial Results

Company to Participate in UBS Global Healthcare Services Conference

Bethesda, Maryland – January 27, 2010 - Chindex International, Inc. (“Chindex”) (NASDAQ: CHDX), a leading independent American provider of Western healthcare products and services in the People’s Republic of China, today announced that the Company plans to release third quarter fiscal year 2010 financial results on Monday, February 8, 2010, before the market opens. Management will host a conference call at 8:00 am ET that day to discuss financial results.

To participate in the conference call, international callers dial 1-913-312-1389 and domestic callers dial 1-888-211-9963 approximately 10 minutes before the conference call is scheduled to begin.

The telephone replay will be available from the day of the call until February 22, 2010 by dialing (international) 1-719-457-0820 or (domestic) 1-888-203-1112, passcode 9413684.

Additionally, the Company will present at the 20th Annual UBS Global Healthcare Services Conference, to be held February 8 — 10, 2010 at the Grand Hyatt in New York. Management is currently scheduled to present at 10:30 am ET on Monday, February 8, 2010, and to meet with institutional investors throughout the day. For more details, please contact your UBS institutional sales representative.

Webcasts of both the earnings call and the UBS presentation will be accessible via Chindex’s website at http://ir.chindex.com/events.cfm.

About Chindex International, Inc.
Chindex is an American healthcare company that provides healthcare services and supplies medical capital equipment, instrumentation and products to the Chinese marketplace, including Hong Kong. Healthcare services are provided through the operations of its United Family Healthcare network of private primary care hospitals and affiliated ambulatory clinics in China. The Company’s hospital network currently operates in the Beijing, Shanghai and Guangzhou metropolitan areas. The Company sells medical products manufactured by various major multinational companies, including Siemens AG and Intuitive Surgical, for which the Company is the exclusive distribution partner for the sale and servicing of color ultrasound systems and surgical robotic systems respectively. It also arranges financing packages for the supply of medical products to hospitals in China utilizing the export loan and loan guarantee programs of both the U.S. Export-Import Bank and the German KfW Development Bank. With twenty-seven years of experience, approximately 1,300 employees, and operations in China, Hong Kong, the United States and Germany, the Company’s strategy is to expand its cross-cultural reach by providing leading edge healthcare technologies, quality products and services to Greater China’s professional communities. Further company information may be found at the Company’s websites http://www.chindex.com and http://www.unitedfamilyhospitals.com.